UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 5, 2001
February 5, 2001

One American Corp.
(Exact name of registrant as specified in its charter)

0-12437	Louisiana	72-0948181
Commission File Number:	(State or other jurisdiction of	(IRS Employer Identification No.)
Incorporation of Organization)
2785 LA Hwy. 20 West
P. O. Box 550
Vacherie, Louisiana	70090-0550
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code: (225) 265-2265

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Item 5. Other Events

     On February 2, 2001, One American Corp. ("the Company") and Schwegmann Bank and Trust Company ("the Bank") announced the execution of a definitive agreement whereby the Company will acquire all of the Bank's common stock for cash. The closing of this transaction is subject to the approval of the shareholders of the Bank, regulatory approval, and other customary conditions and is expected to be complete in the first quarter.
     The Company is comprised of one subsidiary, First American Bank and Trust ("First American"), a commercial bank with operations in the Louisiana parishes of St. James, St. John, St. Charles, Jefferson, Tangipahoa, St. Tammany, Lafourche, Assumption, and Ascension. As of December 31, 2000 the Company had assets of $373,849,000 and stockholders' equity of $42,011,000.
     The Bank operates four offices, two in Jefferson Parish, Louisiana and two in Orleans Parish, Louisiana. At December 31, 2000 the Bank had assets of $34,026,000 and stockholders' equity of $2,342,000.

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Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

One American Corp.

By: \s\ Frank J. Bourgeois
        Frank J. Bourgeois, President

February 5, 2001
Date

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